UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 27, 2011
CORNERSTONE HEALTHCARE PLUS REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)
1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)
(949) 852-1007
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURE

Item 7.01 Regulation FD Disclosure
Supplementary Financial Information for the Four Quarters ended March 31, 2011.
     The information included in Item 7.01 of this Current Report on Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Funds from Operations and Modified Funds from Operations.
     Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We compute FFO in accordance with the definition outlined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by the accounting principles generally accepted in the United States of America (“GAAP”) , and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, noncontrolling interests and subsidiaries. Our FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts pending investment, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. FFO should not be considered as an alternative to net income (loss), as an indication of our performance, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.
     Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-cash and non-operating items included in FFO, as defined. Therefore, we use modified funds from operations (“MFFO”), which excludes from FFO real estate acquisition expenses, and non-cash amounts related to straight line rent to further evaluate our operating performance. We compute MFFO in accordance with the definition suggested by the Investment Program Association (the “IPA”), the trade association for direct investment programs (including non-listed REITs). However, certain adjustments included in the IPA’s definition are not applicable to us and are therefore not included in the foregoing definition.
     We believe that MFFO is a helpful measure of operating performance because it excludes costs that management considers more reflective of investing activities or non-operating changes. Accordingly, we believe that MFFO can be a useful metric to assist management, investors and analysts in assessing the sustainability of our operating performance. As explained below, management’s evaluation of our operating performance excludes the items considered in the calculation based on the following considerations:
•	Adjustments for straight line rents. Under GAAP, rental income recognition can be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the economic impact of our lease terms and presents results in a manner more consistent with management’s analysis of our operating performance.

•	Real estate acquisition costs and earn out costs. In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analysis differentiate costs to acquire the investment from the operations derived from the investment. These acquisition costs have been funded from the proceeds of our initial public offering and other financing sources and not from operations. We believe by excluding expensed acquisition costs and earn out costs, MFFO provides useful supplemental information that is comparable for each type of our real estate investments and is consistent with management’s analysis of the investing and operating performance of our properties. Real estate acquisition expenses include those paid to our advisor and to third parties.
     FFO or MFFO should not be considered as an alternative to net income (loss) nor as an indication of our liquidity. Nor is either indicative of funds available to fund our cash needs, including our ability to make distributions. Both FFO and MFFO should be reviewed along with other GAAP measurements. Our FFO and MFFO as presented may not be comparable to amounts calculated by other REITs. In addition, FFO and MFFO presented for different periods may not be directly comparable.
     We believe that MFFO is helpful as a measure of operating performance because it excludes costs that management considers more reflective of investing activities or non-operating changes.
Our calculations of FFO and MFFO for the three months ended March 31, 2011 and 2010 are presented below:

	Three months ended
	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010
Net loss	$(1,658,000)	$(2,254,000)	$(1,648,000)	$(1,626,000)
Adjustments:
Net (loss) income attributable to noncontrolling interests	(65,000)	34,000	40,000	82,000
Real estate depreciation & amortization	1,861,000	1,319,000	1,183,000	930,000

Funds from operations (FFO)	$268,000	$(901,000)	$(425,000)	$(614,000)

Adjustments:
Straight-line rent	(201,000)	(140,000)	(101,000)	(73,000)
Above/below market lease amortization	1,000	—	—	—
Real estate acquisition costs and earn out costs	1,127,000	1,281,000	653,000	881,000

Modified funds from operations (MFFO)	$1,195,000	$240,000	$127,000	$194,000

Weighted average shares	12,207,623	10,518,801	8,782,378	7,099,586

FFO per weighted average shares	$0.02	$(0.09)	$(0.05)	$(0.09)
MFFO per weighted average shares	$0.10	$0.02	$0.01	$0.03

	Three months ended
	March 31,	December 31,	September 30,	March 31,
	2010	2009	2009	2009
Net loss	$(943,000)	$(1,244,000)	$(829,000)	$(958,000)
Adjustments:
Net (income) loss attributable to noncontrolling interests	4,000	(57,000)	8,000	24,000
Real estate depreciation & amortization	640,000	409,000	406,000	351,000

Funds from operations (FFO)	$(307,000)	$(892,000)	$(415,000)	$(583,000)

Adjustments:
Real estate acquisition costs	458,000	713,000	252,000	344,000

Modified funds from operations (MFFO)	$151,000	$(179,000)	$(163,000)	$(239,000)

Weighted average shares	5,414,179	4,160,842	2,775,594	1,838,828

FFO per weighted average shares	$(0.06)	$(0.21)	$(0.15)	$(0.32)
MFFO per weighted average shares	$0.03	$(0.04)	$(0.06)	$(0.13)

Distributions
     Some or all of our distributions have been paid from sources other than operating cash flow, such as offering proceeds and proceeds from loans including those secured by our assets. Currently, we make cash distributions to our stockholders at an annualized rate of 7.5%, based on a $10.00 per share purchase price. Until proceeds from our public offering are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of our public offering or from borrowings in anticipation of future cash flow, reducing the amount of funds that would otherwise be available for investment.

	Distributions Declared			Cash Flow from
Period	Cash	Reinvested	Total	Operations	FFO
First quarter 2010	$525,000	$506,000	$1,031,000	$48,000	$(307,000)
First quarter 2011	$1,152,000	$1,124,000	$2,276,000	$1,583,000	$268,000
     The declaration of distributions is at the discretion of our board of directors and our board will determine the amount of distributions on a regular basis. The amount of distributions will depend on our funds from operations, financial condition, capital requirements, annual distribution requirements under the REIT provisions of the Internal Revenue Code and other factors our board of directors deems relevant. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
Dated: May 27, 2011	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
President and Chief Financial Officer